Exhibit 99.2

SRK Denver Suite 3000 7175 West Jefferson Avenue Lakewood, CO 80235 T: 303.985.1333 F: 303.985.9947 denver@srk.com www.srk.com

CONSTENT OF AUTHOR

TO: Geovic Mining Corp

We hereby consent to the incorporation by reference of any mineralized material and mineral reserve analyses performed by us in our capacity as an independent consultant to Geovic Mining Corp. (the “Company”) which are set forth in the Company’s Current Report on Form 8-K filed on June 8, 2011, in the Company’s Registration Statements on Form S-8 (File nos. 333-153078; 333-148843; 333-145676; 333-169323)) and in any related prospectuses.

Dated this 8 Day of June, 2011                     .

SRK Consulting (U.S.), Inc.

/s/ Bret Swanson
Bret Swanson, BE Mining, MAusIMM
Principal Mining Engineer

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